EXHIBIT 99.1

August 2, 2002

BY FACSIMILE (202-942-9651) AND OVERNIGHT COURIER

Mr. Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0609

Dear Mr. Katz:

Enclosed please find the sworn statements of State Street Corporation’s Chief Executive Officer, Mr. David A. Spina and Chief Financial Officer, Mr. Stefan M. Gavell, as required by Commission Order 4-460, Order Requiring the Filing of Sworn Statement Pursuant to Section 21 (a) (1) of the Securities Exchange Act of 1934.

The listed “covered reports” in the enclosed statements include the Company’s Annual Report on Form 10-K filed with the Commission on February 22, 2002 and all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of State Street Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above (and any amendments to any of the foregoing), if filed on or before the date of this letter, including the Company’s Form 10-Q filed with the Commission today.

Also enclosed is a self-addressed stamped envelope. Please use this envelope to confirm your receipt of these filings.

Sincerely,

/s/David I. Porter

David I. Porter
Senior Vice President,
Global Financial Accounting and Reporting